                                                                    EXHIBIT 99.1

SUCCESS BANCSHARES, INC.                      Expiration Date:  October 15, 1997
SUCCESS NATIONAL BANK                                         Noon, Central Time


                                                        Stock Information Office
                                                                 P.O. Box 597879
                                                              Chicago, IL  60659
                                                                  (800) 744-6248


SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER FORM
Please read the Stock Order Form Instructions and Guide as you complete this form.


                               STOCK REGISTRATION
Write one letter/number per box, beginning from the left. Leave one blank box for a space.


(1)  Form of Stock Ownership:    __Individual   __Joint tenants  __Tenants in common  __Fiduciary

     __UTMA        __IRA         __Corporation  __Partnership    __Other____________



(2) Name(s) in which your stock is to be registered (PLEASE PRINT CLEARLY IN CAPITAL LETTERS. USE BLACK OR BLUE INK.)

     First Name_______________________  M.I.____  Last Name____________________

     Joint  Name_______________________________________________________________

     Joint  Name_______________________________________________________________

     Address___________________________________________________________________

     City__________  State___  Zip Code_________
     County of Residence (First 8 Letters) _____________

     Social Security or Tax ID No.______________ Daytime Phone________________ Evening Phone________________

     Check one:  __Social Security No. or __Tax ID No.

     Mail Certificate(s) __  or  Hold in Book Entry Form __

(3)  AFFILIATIONS
     Under the regulations of the National Association of Securities Dealers, Inc. ("NASD"), certain persons may not be eligible to purchase shares.

     ___Check here if you are:

     (i) A member of the NASD, a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest; or

     (ii) A senior officer of a bank, savings and loan institution, insurance company, registered investment company, registered investment advisory firm or any other institutional-type account, or a person who is employed in the securities department of any such institution or who otherwise may influence or whose activities directly or indirectly are related to the buying and/or selling of securities by any of such institutions, or a member of the immediate family of any such person.

(4)  ASSOCIATES AND PERSONS ACTING IN CONCERT
     ___ Check here, and complete the reverse side of this Stock Order Form, if you or any associates ("associate" is defined on the reverse side of this Stock Order Form) or persons acting in concert with you ("acting in concert" is defined on the reverse side of this Stock Order Form), have submitted other orders for shares in the Subscription and Community Offering.


                                AMOUNT OF ORDER
          FILL BLANKS BEGINNING FROM THE LEFT (EXCEPT DOLLAR AMOUNTS)


                                     Subscription            Total
(5)     Number of                      Price                Payment Due
         Shares      _______   x       $12.50        =    $______________
    (mininum number 200)



                               METHOD OF PAYMENT
          FILL BLANKS BEGINNING FROM THE LEFT (EXCEPT DOLLAR AMOUNTS)


(6)  __Check, bank draft, or money order made payable                             Check Amount
     to "Success Bancshares, Inc."                                               $______________


(7)  __The undersigned authorizes withdrawal from             Account Number(s)      Amount
       this (these) account(s) at Success National Bank.       ______________    $______________
       If using an IRA account to subscribe for stock,         ______________    $______________
       please call the Stock Information Office immediately at ______________    $______________
       (800) 744-6248.  SPECIAL ADVANCE ARRANGEMENTS
       MUST BE MADE FOR IRA ACCOUNTS BY
       OCTOBER 8, 1997.

       TOTAL (must match Total Payment Due in Item #5 above)                     $_____________


PURCHASER INFORMATION

Check the appropriate box(es) below indicating whether you were:

(8)a __A Shareholder (i.e., as of September [xx], 1997),

(8)b __A Customer (i.e., as of September [xx], 1997), and/or


(8)c __A resident of one of the following metropolitan Chicago communities:
       Arlington Heights, Bannockburn, Buffalo Grove, Deerfield,
       Evanston, Glencoe, Glenview, Green Oaks, Highland Park, Lake Forest, Lakeview, Libertyville, Lincoln Park, Lincolnshire, Lincolnwood, Mettawa, Mount Prospect, Mundelein, Northbrook, Palatine, Peterson Park, Prospect Heights, Riverwoods, Skokie, Vernon Hills, West Rogers Park, Wheeling and Winnetka.

If you checked box (8)a and/or (8)b, please enter the identifying information regarding these relationships on the reverse side of this Stock Order Form. This information will be used to identify your stock purchase priority.

ACKNOWLEDGMENT
(9) To be effective, this fully completed original Stock Order Form and accompanying Certification Form, fully executed, must be actually received by Success Bancshares, Inc. no later than Noon, Central Time, on October xx, 1997, unless extended (or by October xx, 1997 to receive highest priority as a Record Date Shareholder). Completed original Stock Order Forms (facsimile copies and photocopies will not be accepted) and executed Certification Forms, together with the required payment or withdrawal authorization, may be delivered to the Stock Information Office at the main office of the Bank or any branch office. Alternatively, you may mail these documents in the postage-paid envelope that has been provided.

     It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions described under the caption "TERMS OF THE OFFERING" in the Success Bancshares, Inc. Prospectus dated as of September [ ], 1997, receipt of which is hereby acknowledged at least 48 hours prior to the return of this Stock Order Form to Success.


SIGNATURE
(10) The undersigned agrees that after receipt by Success Bancshares, Inc., this Stock Order Form may not be modified, withdrawn, or canceled without Success's consent unless the offering is not completed or terminated by December xx, 1997, and if authorization to withdraw from a deposit account at the Bank has been given as payment for shares, the amount authorized for withdrawal will be placed in a non-interest bearing escrow account at the Bank and will not be available for withdrawal by the undersigned.


     THE UNDERSIGNED ACKNOWLEDGES THAT THIS SECURITY IS NOT A DEPOSIT OR A BANK ACCOUNT, AND IT IS NOT FEDERALLY INSURED OR GUARANTEED.

     Under penalty of perjury, I (we) certify that the Social Security or Tax ID Number and the information provided under items 2, 3, and 4 of this Stock Order Form are true, correct, and complete and that I am (we are) not subject to back-up withholding.


     Signature______________________  Date____________
     Signature______________________  Date____________


     YOUR ORDER CANNOT BE PROCESSED WITHOUT AN EXECUTED CERTIFICATION FORM.

List below all other orders submitted by you or "associates" (as defined below) or by persons "acting in concert" (as defined below) with you.

Name(s) listed on the other Stock Order Form(s)   Number of Shares Ordered


1.______________________________________________  __________________

2.______________________________________________  __________________

3.______________________________________________  __________________

4.______________________________________________  __________________


The term "associate" is used above to indicate any of the following relationships with a person: (i) any corporation or organization (other than Success Bancshares, Inc. or Success National Bank) of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of Success Bancshares, Inc. or Success National Bank.

The term "acting in concert" is defined to mean (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (ii) a combination of pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or (iii) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any employee stock benefit plan of Success Bancshares, Inc. or the Bank will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. No director of Success or the Bank shall be deemed to be acting in concert with any other director of Success or the Bank solely by reason of their services in such capacities.

ITEM (8)A - CONTINUED

If you were a Record Date Shareholder, please enter the information below:

1.  Exact name in which stock is held:______________________________________

2.  Nominee name if held by other(s): ______________________________________

3.  Number of shares:                 ______________________________________

ITEM (8)B - CONTINUED
If you were a Record Date Customer, please list the following information for your deposit and/or loan accounts.

Account Number                           Account Title

1.___________________________________    __________________________________

2.___________________________________    __________________________________

3.___________________________________    __________________________________

4.___________________________________    __________________________________

                            SUCCESS BANCSHARES, INC.
                      SUBSCRIPTION AND COMMUNITY OFFERING

                    STOCK ORDER FORM INSTRUCTIONS AND GUIDE

COMPLETING THE STOCK ORDER FORM
Information on this Stock Order Form will be mechanically scanned. As a result, it is important that the Stock Order Form be completed neatly and legibly. Please print in capital letters, using black or blue ink, within the confines of each box. Write one letter per box, from left to right, leaving one box blank for a space. Write dollar amounts in the appropriate boxes utilizing the commas and decimal places provided. Please see the example below.


First Name                      M.I.            Last Name
_____________                   ____            ____________________

You may deliver your completed Stock Order Form, executed Certification Form, and full payment to the Stock Information Office or to the Bank or any branch office. Alternatively, you may mail these documents in the postage-paid envelope that has been provided. Your properly completed original Stock Order Form (facsimile copies and photocopies will not be accepted), executed Certification Form, and payment in full (or withdrawal authorization), at $12.50 per share, must be actually received by Success no later than Noon, Central Time, on October 15, 1997 or your order will become void. If you need further assistance, please call the Stock Information Office at (800) 744-6248 and ask for an EVEREN Securities, Inc. representative. An EVEREN Securities representative will be pleased to help you with the completion of your Stock Order Form and Certification Form or answer any questions you may have.

ITEM 1 INSTRUCTIONS
Please check the box for the desired form of stock ownership. The stock transfer industry has developed a uniform system of stockholder registrations that will be used in the issuance of your Success Bancshares, Inc. common stock certificate. Stock ownership must be registered in one of the ways described under these guidelines. If you have any questions or concerns regarding the registration of your stock, please consult your legal adviser. Listed below are some general guidelines for stockholder registration.

INDIVIDUAL
Include the first name, middle initial, and the last name of the subscriber. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership passes automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFER TO MINORS OR UNIFORM GIFT TO MINORS
Stock may be held in the name of a custodian for a minor under the Uniform Gift to Minors Act ("UGTMA") or Uniform Transfer to Minors Act ("UTMA") of each state. There may be only one custodian and one minor designated on a stock certificate. The minor is the actual owner of the stock with the adult custodian responsible for the investment until the minor reaches legal age.
The standard abbreviation for Custodian is "CUST". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Illinois Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA, IL. Use minor's social security number.

FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

1. The name(s) of the fiduciary. If an individual, list the first name, middle initial, and last name. If a corporation, list the corporation's title before the individual.

2. The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

3. A description of the document governing the relationship, such as a trust agreement or court order.

4. The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

5. The name of the maker, donor, or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee UAD 10-1-87 for Susan Doe. The standard abbreviation for "Under Agreement Dated" is "UAD".

Purchasers may elect to receive certificates evidencing ownership of shares purchased in the Subscription and Community Offering or to have delivery of such shares made in book entry form through the facilities of The Depository Trust Company ("DTC"). Share certificates or confirmations of delivery to DTC will be delivered directly to the purchasers at the address indicated herein as soon as practicable following completion of the Offering.

ITEM 2 INSTRUCTIONS

Please complete Item 2 as fully and accurately as possible. Please print in capital letters and use black or blue ink. Leave one blank box for a space. Please be certain to supply your social security or tax identification number as well as your daytime and evening telephone number(s). It may be necessary to call you if your order cannot be executed as given.

ITEM 3 INSTRUCTIONS
Please check this box if either of these descriptions applies to you.

ITEM 4 INSTRUCTIONS
Please check this box if you or any associate, as defined on the reverse side of the Stock Order Form, or person acting in concert with you, also defined on the reverse side of the Stock Order Form, has submitted another order for shares and complete the continuation of Item 4 on the reverse side of the Stock Order Form.

ITEM 5 INSTRUCTIONS
Fill in the number of shares for which you wish to subscribe and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $12.50 per share. Success Bancshares, Inc. has reserved the right to reject the subscription of any order received in the Subscription and Community Offering, in whole or in part. The minimum order is 200 shares.

ITEM 6 INSTRUCTIONS
Please check this box if your method of payment is by check, bank draft, or money order and fill in the boxes to the right of Item 6 with the total amount of checks, bank drafts, and money orders submitted. Checks, bank drafts, or money orders should made payable to Success Bancshares, Inc.. Your funds will be held in a non-interest-bearing escrow account at the Bank until the closing of the Offering.

ITEM 7 INSTRUCTIONS
Please check this box if you intend to pay for your stock by a withdrawal from a deposit account at the Bank. Supply the account number(s), and the total amount of your withdrawal authorization for each account in the boxes provided. The amount submitted under Item 6 (if applicable) when added to the amount withdrawn under Item 7 should equal the total amount of your stock purchase under Item 5. Your deposit account will be charged on the date Success receives your subscription and the proceeds placed in a non-interest-bearing escrow account at the Bank until the closing of the Offering. SPECIAL ARRANGEMENTS MUST BE MADE BY OCTOBER 8, 1997 IF USING AN INDIVIDUAL RETIREMENT ACCOUNT ("IRA") FOR STOCK PURCHASES. PLEASE CONTACT THE STOCK INFORMATION OFFICE AT (800) 744-6248 FOR INFORMATION REGARDING SUBSCRIPTIONS USING AN IRA.

ITEM 8 INSTRUCTIONS
a. Please check this box only if you were a shareholder of Success Bancshares, Inc. as of September [xx], 1997.
b. Please check this box only if you were a customer of Success National Bank as of September [xx], 1997.
c. Please check this box if you were a resident of one of the following metropolitan Chicago communities: Arlington Heights, Bannockburn, Buffalo Grove, Deerfield, Evanston, Glencoe, Glenview, Green Oaks, Highland Park, Lake Forest, Lakeview, Libertyville, Lincoln Park, Lincolnshire, Lincolnwood, Mettawa, Mount Prospect, Mundelein, Northbrook, Palatine, Peterson Park, Prospect Heights, Riverwoods, Skokie, Vernon Hills, West Rogers Park, Wheeling and Winnetka.

To ensure proper identification of your stock purchase priorities, you must list the Success stock registration or Bank account information requested on the reverse side of the Stock Order Form.

ITEM 10 INSTRUCTIONS
Please sign and date the Stock Order Form and Certification Form where indicated. Review both documents carefully before you sign. Normally, only one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. ALL PERSONS LISTED IN ITEM 2 MUST SIGN THE CERTIFICATION FORM.

If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Office telephone number (800) 744-6248 and ask for a representative of EVEREN Securities.

The Stock Information Office is open between the hours of 8:30 A.M. and 5:30 P.M., Central Time, Monday through Friday.

5.5 CERTIFICATION FORM

This Certification Form must be carefully reviewed and executed by all the parties listed on the accompanying Stock Order Form for Success Bancshares, Inc. common stock.

I ACKNOWLEDGE THAT SHARES OF COMMON STOCK OF SUCCESS BANCSHARES, INC. ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY GOVERNMENTAL AGENCY OR OTHERWISE.

I further certify that, before purchasing the common stock, $0.001 par value per share of Success Bancshares, Inc. (the "Company"), I have received a Prospectus dated as of September [ ], 1997 which contains disclosure regarding the nature of the Company's common stock being offered and describes the risks involved in the investment, including, but not limited to:

- -    The impact of branch openings and acquisitions by the Company on profitability;
- -    The impact of adverse changes in economic conditions on the Company's operations;
- -    The risk that the Company's allowance for loan losses may prove to be inadequate;
- -    The potential adverse effect that changes in market interest rates may have on the Company's earnings;
- -    The constraints on growth of the Company imposed by regulatory capital requirements;
- -    The Company's reliance on certain key management personnel;
- -    The "best efforts" basis of the Subscription and Community Offering, which does not require any minimum number of shares to be sold, may cause a lower level of capitalization which would limit the Company's ability to implement elements of its strategic plan;
- -    The risks for potential investors with respect to subscription funds associated with any delay in completion of the Subscription and
     Community Offering;
- -    The risks associated with significant competition in the financial services industry;
- -    The substantial control over the Company's affairs exercised by the directors, executive officers and certain key employees of the Company who will own approximately 18.4% of the outstanding shares of common stock (assuming 1,200,000 shares are sold);
- -    Investors purchasing shares of Common Stock in the Subscription and
     Community Offering will be subject to immediate dilution of $2.51 per share in pro forma net tangible book value;
- -    The risk that additional shares of common stock becoming eligible for sale could adversely affect the prevailing market price of the common stock;
- -    The anti-takeover effects of certain provisions of the Company's
     Certificate of Incorporation and By-Laws;
- -    The Company does not intend to pay cash dividends in the foreseeable future in order to finance expansion of its business and is subject to restrictions on the payment of dividends in its debt instruments and from regulations;
- -    Financial regulation and supervision limit the manner in which the
     Company and its banking subsidiary may conduct business and obtain financing; and,
- -    The risk that an active trading market will not develop or continue if developed for the common stock or that the market price of the common stock will decline below its initial public offering price.

For a more detailed description of the risks involved in the Offering, see "RISK FACTORS" at pages [ ] through [ ] of the Prospectus.

                                                   Signature:___________________
Note:  If the stock is to be held in joint name,
- -----  all parties must sign.                      Signature:___________________

                                                        Date:___________________